Exhibit 4.2

                                    EXHIBIT A

                           8% CONVERTIBLE SECURED NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

No. _______                                               US $___________

                         Affinity Technology Group, Inc.

                 8% CONVERTIBLE SECURED NOTE DUE AUGUST 8, 2008

         THIS NOTE is issued by Affinity Technology Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and is designated as its 8% Convertible Secured Note Due August 8, 2008.

         FOR VALUE RECEIVED, the Company promises to pay to ____________, or its permitted assigns (the "Holder"), the principal sum of _______________ and __/100 ($_________) plus interest on the principal sum outstanding from time to time at the rate of 8% per annum on August 8, 2008 (the "Maturity Date"). Accrual of interest shall commence on the first day after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. If the Maturity Date is not a business day in the State of South Carolina, then such payment shall be made on the next succeeding business day. The delivery of a check shall constitute payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest under this Note to the extent of the sum represented by such check plus any amounts withheld in accordance with paragraph 1 below.

         This Note is subject to the following additional provisions:

         1. The Company shall be entitled to withhold from all payments of interest on this Note any amounts required to be withheld under the applicable provisions of federal and state income tax laws and other applicable laws at the time of such payments, and the Holder shall execute and deliver all required documentation in connection therewith.

         2. This Note has been issued in reliance upon investment representations of the original purchaser hereof and may be resold, transferred and disposed of only in compliance with the Securities Act of 1933, as amended (the "Act"), and all applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Note. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of the transferee, that it receive reasonable transfer documentation (including legal opinions) that the transfer of the Note will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. This Note has been executed and delivered pursuant to the Amended and Restated Convertible Note Purchase Agreement, dated as of August 9, 2006, between the Company and the Purchasers named therein (the "Purchase Agreement"), and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         3. The Holder of this Note is entitled, at its option, to convert, at any time commencing on the date hereof, the principal amount of this Note or any portion thereof into shares of Common Stock of the Company (the "Conversion Shares") at a conversion price for each share of Common Stock (the "Conversion Price") equal to $___ per share (subject to adjustment, as equitable, for stock splits, stock dividends, reverse stock splits, recapitalizations and similar transactions). If the Holder shall elect to convert all or a portion of the principal amount of this Note, the Company shall, concurrently with such conversion, pay all accrued and unpaid interest in respect of the principal amount of this Note being converted. Payment of accrued and unpaid interest shall be made, at the Company's option, (a) in cash in accordance with the terms of this Note or (b) by converting such accrued and unpaid interest into Conversion Shares at the Conversion Price.

         4. The rate of interest on this Note shall be eight percent (8%), per annum, on the outstanding principal until paid or converted. Subject to Section 3, the Company shall pay accrued and unpaid interest in cash.

         5. The Company may prepay principal and interest under this Note in whole or in part at any time. The Company shall pay a prepayment fee of eight percent (8%) of the principal amount being prepaid for any prepayments made during the first year following the issuance of this Note, and the Company shall pay a prepayment fee of four percent (4%) of the principal amount being prepaid for any prepayments made during the second year following the issuance of this Note. The Company shall give the Holder at least five (5) days' notice prior to the date of prepayment of any portion of this Note (the "Prepayment Date") and shall include in such notice the portion of the outstanding principal amount of this Note that it intends to prepay pursuant to this Section 5. The Holder shall have the right to convert the then outstanding principal amount of this Note (or any portion hereof) into Conversion Shares in accordance with Section 3 of this Note until the close of business on the business day immediately prior to any Prepayment Date.

         6. On the Maturity Date, the Company will pay the principal of and any accrued but unpaid interest due upon this Note, less any amounts required by law to be deducted, to the registered holder of this Note, and such payment shall be sent to such holder at the last address appearing on the Note Register.

         7. Conversion shall be effectuated by surrendering this Note to the Company together with the form of conversion notice attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder, evidencing such Holder's intention to convert this Note or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. If this Note shall have been converted in part, the Company shall deliver to the Holder a new Note evidencing the rights of the Holder to convert the unconverted portion of this Note, which new Note shall in all other respects be identical to this Note. Interest accrued or accruing from the date of issuance to the date of conversion shall be paid as set forth above. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes the duly executed Notice of Conversion to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (803) 758-2560, Attn: Joseph A. Boyle, President and Chief Executive Officer of the Company. Certificates representing Common Stock issuable upon conversion will be delivered to the Holder within five business days from the date the Notice of Conversion is delivered to the Company. Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

         8. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any stockholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         9. In case of any (1) merger or consolidation of the Company into another company, or (2) sale by the Company of all or substantially all the assets of the Company in one or a series of related transactions, the Holder shall have the right to (A) deem such an occurrence an Event of Default and exercise its rights of prepayment pursuant to Section 12 herein, (B) convert its aggregate principal amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Note could have been converted immediately prior to such merger, consolidation or sale would have been entitled, or (C) in the case of a merger or consolidation, (x) require the surviving entity to issue convertible Notes in such face amount, as the case may be, equal to the aggregate principal amount of this Note then held by the Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued Notes shall have terms identical (including with respect to conversion) to the terms of this Note and shall be entitled to all of the rights and privileges of the Holder of this Note set forth, and (y) simultaneously with the issuance of such convertible Notes, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (C), the conversion price applicable for the newly issued convertible Notes shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This Section shall similarly apply to successive such events.

         10. The Holder of this Note,  by  acceptance  hereof,  agrees that this
Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Conversion Shares issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state or foreign securities laws or similar laws relating to the sale of securities.

         11. This Note shall be governed by and construed in accordance with the laws of the State of South Carolina. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Columbia or the state courts of the State of South Carolina sitting in the City of Columbia in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         12. The following shall constitute an "Event of Default":

         a. The Company shall default in the payment of principal or interest on this Note and same shall continue for a period of ten (10) business days; or

         b. There shall occur an Event of Default under any Note issued under the Purchase Agreement that is not waived by the holder thereof; or

         c. Any of the material representations or warranties made by the Company in the Purchase Agreement shall be false or misleading in any material respect at the time made; or

         d. The Company shall fail to perform or observe, in any material respect, any other material covenant, term, provision, condition, agreement or obligation of the Company under the Purchase Agreement, the Security Agreement executed in connection therewith or this Note and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

         e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

         f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within one hundred and twenty days (120) after such appointment; or

         g. Any governmental agency or any court of competent jurisdiction, at the instance of any governmental agency, shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and such action shall not be dismissed within one hundred and twenty days (120) days thereafter; or

         h. Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be entered against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of one hundred and twenty days (120) days; or

         i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within one hundred and twenty days (120) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding; or

         j. There shall be a Change in Control of the Company. For such purposes, a Change in Control shall be deemed to occur as of:
                  (i) the date on which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Act of 1934, as amended (the "1934 Act") becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the 1934 Act) of shares representing more than 25% of the combined voting power of the then-outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock");
                  (ii) the date on which the stockholders of the Company approve a definitive agreement under which the Company will consolidate with or merge into any other corporation, or convey, transfer or lease all or substantially all of its assets to any person, or any other corporation will merge into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company will be converted into cash, securities or other property, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least 51% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction; or (iii) the date on which there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period unless the nomination for election of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of the 12-month period.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this
Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         13. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a stockholder in respect of any meeting of stockholders or any rights whatsoever as a stockholder of the Company, unless and to the extent converted in accordance with the terms hereof.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:  August 9, 2006

                                      AFFINITY TECHNOLOGY GROUP, INC.


                                       By:
                                       ----------------------------------
                                       Joseph A. Boyle
                                       President and Chief Executive Officer

Attest:


---------------------

8



                                    EXHIBIT A

                              NOTICE OF CONVERSION


     (To be Executed by the Registered Holder in order to Convert the Note)

         The undersigned hereby irrevocably elects to convert $ ______________ of the principal amount of the above Note No. _____ into shares of Common Stock of Affinity Technology Group, Inc. according to the terms hereof, as of the date written below.

Date of Conversion_____________________________________________________________

Signature______________________________________________________________________
                                     [Name]

Address:_______________________________________________________________________

_______________________________________________________________________________